EXHIBIT 10.21

September 4, 2021

To:	Barry Bruno
From:	Matthew Farrell
CC:	Rene Hemsey

Confirmation of Promotion effective dated 10/01/2021

Congratulations!

I am thrilled to offer you the position of Executive Vice President, Chief Marketing Officer as of October 1, 2021.

Base Salary - $475,000

Bonus Target – 50%

Bonus Target $ $237,500

Total Compensation at Target - $712,500

Stock Option Target – 115%

Stock Option Target $* $546,250

Total Remuneration at Target - $1,258,750

Salary Grade - US Grade Elected Officer

You will receive a stock option grant on October 1, 2021 in the amount of $150,000*. Thereafter, grants will occur beginning in June 2022.

	Current	New	$ Change	% Change
Base Salary	$453,000	$475,000	$22,000	5%
Bonus Target % Bonus Target $	50% $226,500	50% $237,500	$11,000
Total Compensation at Target	$679,500	$712,500	$33,000	5%
Stock Option Target % Stock Option Plan $*	93% $421,290	115% $546,250	124,960
Total Remuneration at Target	$1,100,790	$1,258,750	$157,960	14%

I look forward to seeing the continued impact you will have on our business.

Sincerely,

Matthew Farrell

*Stock Option grant amounts represent the grant date fair value of the award.